Exhibit 99.1

March 1, 2012

FSP 50 South Tenth Street Corp.

This special communication is to inform holders of preferred stock in FSP 50 South Tenth Street Corp. (the “Company”, “our” or “we”) that Target Corporation (“Target”) has extended and expanded its lease (the “Lease”) at the Company’s 12-story multi-tenant office and retail building containing approximately 498,768 rentable square feet (“RSF”) of space located in downtown Minneapolis, Minnesota (the “Property”). Target will now effectively lease 100% of the Property’s office space (449,233 RSF) through March 31, 2030 with no early termination rights. The office space that is subject to the Lease becomes part of the leased premises at different times that are tied to the expiration dates of existing leases at the Property. However, in the event that any office space that is currently leased by an existing tenant becomes available prior to its scheduled expiration date, Target is required to accept delivery of such office space on the earlier of (i) the date three months after the Company provides written notice of the availability of such office space to Target or (ii) the originally scheduled commencement date for such office space. Target has the right to extend the term of the Lease beyond March 31, 2030 for a minimum of 225,000 RSF for two consecutive additional periods of five years each at prevailing market rental rates. Rent is comprised of base rent and Target’s share of basic operating costs. Base rent increases each year and there is no “free-rent” or reduced rent period. In lieu of any further tenant improvement allowance, abatement of rent or any other lease concessions, the Company is required to pay Target a tenant incentive payment in the amount of $23,950,000. The Company is also required to pay brokerage fees in the amount of $6,688,000. The Company intends to utilize the full $30,000,000 revolving line of credit component of its existing loan from Franklin Street Properties Corp. to fund nearly all of these amounts. We are very pleased that such a high quality tenant as Target has decided to maintain such a significant, long-term presence at the Property.

In light of the Lease with Target, we believe that our financial options could be numerous and intend to explore and consider long-term permanent mortgage financing and/or a possible sale of the Property. Of course, any sale of the Property would be subject to a number of conditions, including approval by the Company’s Board of Directors and a majority of the holders of the Company’s preferred stock.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP 50 South Tenth Street Corp.

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.